SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             ELECTRO-SENSORS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Items 22(a)(2) of Schedule A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:



[LOGO]
ELECTRO-SENSORS, INC.                                               612/930-0100
6111 BLUE CIRCLE DRIVE
MINNETONKA, MINNESOTA 55343



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 25, 1996

To the Shareholders of Electro-Sensors, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Electro-Sensors, Inc. will be held at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, on Thursday, April 25, 1996, at 2:00 p.m., local time, for the following purposes:

         1.       To set the number of directors at five;

         2. To elect five directors to serve until the next annual meeting of shareholders;

         3.       To approve the Company's 1996 Employee Stock Purchase Plan;

         4. To approve auditors for the Company for the fiscal year ending December 31, 1996; and

         5. To take action upon any other business as may properly come before the meeting or any adjournment thereof.

Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995.

The Board of Directors has fixed the close of business on March 12, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ James P. Slattery
                                   James P. Slattery
                                   President

Dated: March 22, 1996
Minnetonka, Minnesota

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.



ELECTRO-SENSORS, INC.                                              612/930-0100
6111 BLUE CIRCLE DRIVE
MINNETONKA, MINNESOTA 55343


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 1996

                                     GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Electro-Sensors, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders to be held on Thursday, April 25, 1996, at 2:00 p.m., local time, and at all adjournments thereof. The mailing address of the principal executive office of the Company is 6111 Blue Circle Drive, Minnetonka, Minnesota 55343. This Proxy Statement, the related Proxy and Notice of Annual Meeting are first being mailed to shareholders on or about March 22, 1996.

Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written proxy with an officer of the Company. Personal attendance at the meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a subsequent proxy is delivered to an officer before the revoked or superseded proxy is used at the meeting.

Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

                      OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed March 12, 1996, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders of record on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 12, 1996, 1,940,270 shares of the Company's Common Stock, par value $.10, were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Annual Meeting and such 1,940,270 shares are the only shares which may be voted. Each share of Common Stock is entitled to one vote. Holders of Common Stock are not entitled to cumulative voting rights.

             SHAREHOLDINGS OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table contains information as of March 12, 1996, concerning the beneficial ownership of Common Stock of the Company by each person known to the Company to be the beneficial owner of five percent (5%) or more of the Company's Common Stock, by each executive officer of the Company named in the Summary Compensation Table, by each director and nominee for director of the Company, and by all directors and executive officers of the Company as a group:


                                         NUMBER OF SHARES     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIALLY OWNED    OF CLASS
------------------------------------    ------------------    --------
James P. Slattery                             269,237(2)(3)     13.6%
6111 Blue Circle Drive
Minnetonka, MN 55343

Peter R. Peterson                             867,335(3)(4)     43.8%
6111 Blue Circle Drive
Minnetonka, MN 55343

Electro-Sensors, Inc.                         115,681            6.0%
Employee Stock Ownership Trust
6111 Blue Circle Drive
Minnetonka, MN 55343

Mark D. Laumann                                37,664(3)(5)      1.9%
6111 Blue Circle Drive
Minnetonka, MN 55343

John S. Strom                                  21,500(3)(6)      1.1%
5036 France Avenue South
Edina, MN 55410

Joseph A. Marino                                5,000(3)(7)         *
501 E. Highway 13, #108
Burnsville, MN 55337

Officers and Directors                      1,316,867(8)        64.4%
as a Group (5 persons)

 *       Indicates ownership of less than one percent.

(1) Unless otherwise indicated, each person named or included in the group has the sole power to vote and sole power to direct the disposition of all shares listed as beneficially owned by him.

(2) Includes 100,000 shares held by Mr. Slattery's wife, 40,500 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of March 12, 1996, and 16,802 shares held by the Company's Employee Stock Ownership Plan and Trust ("ESOP") for the account of Mr. Slattery.

(3) Does not include 4,500 shares subject to an option which will be granted to and become purchasable by such individual on April 25, 1996 pursuant to an automatic option grant under the Company's 1987 Stock Option Plan.

(4) Includes 3,000 shares held by Mr. Peterson's wife, 4,274 shares held by the ESOP for the account of Mr. Peterson, and 40,500 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of March 12, 1996.

(5) Includes 600 shares held in an Individual Retirement Account by Mr. Laumann's wife, 7,764 shares held by the ESOP for the account of Mr. Laumann, and 4,500 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of March 12, 1996.

(6) Includes 13,500 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of March 12, 1996.

(7) Includes 4,500 shares purchasable upon exercise of options presently exercisable or exercisable within 60 days of March 12, 1996.

(8) Includes 103,500 shares that may be purchased by officers and directors upon exercise of options presently exercisable or exercisable within 60 days of March 12, 1996, and 28,840 shares allocated to officers' accounts under the ESOP.



                              ELECTION OF DIRECTORS
                             (PROPOSALS #1 AND #2)


General Information

The Bylaws of the Company provide that the number of directors, which shall not be less than one, shall be determined by the shareholders at each annual meeting. The Board of Directors recommends that the number of directors be set at five and that five directors be elected at the Annual Meeting of Shareholders to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. Under applicable Minnesota law, approval of the proposal to set the number of directors at five, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the annual meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the annual meeting.

The persons named below have been nominated for election by management. All nominees are currently directors of the Company. In the absence of other instructions, each proxy will be voted for each of the following nominees. If, prior to the Annual Meeting of Shareholders, it should become known that any of the following individuals will be unable to serve as a director after the Annual Meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

                                                                  DIRECTOR
NAME AND AGE              PRINCIPAL OCCUPATION                     SINCE
------------              --------------------                    --------
James P. Slattery (63)  Chairman of the Board and                   1968
                         President of the Company

Peter R. Peterson (62)  President, P.R. Peterson Co.                1969
                         (a venture capital firm);
                         Secretary of the Company

John S. Strom (62)      Realtor, Scenic Point Properties            1989

Mark D. Laumann (41)    Treasurer of the Company                    1994

Joseph A. Marino (44)   President and Chief Executive Officer       1994
                         of Applied Biometrics, Inc.
                         (a medical equipment manufacturer)

BUSINESS EXPERIENCE
Mr. Peterson has been active in the venture capital business for over 20 years. Mr. Peterson has been Secretary and a Director of the Company since 1969. Mr. Peterson is also a director of PPT Vision, Inc.

Mr. Slattery has been the President and Director of Marketing of the Company since 1968 and became Chairman of the Board of the Company in January 1989.

Prior to his retirement in June 1994, Mr. Strom was engaged in real estate sales, serving with Burnet Realty from April 1988 to December 1992, and with Scenic Point Properties from January 1993 to June 1994. Prior to April 1988, he had been employed by Norwest Corporation, a bank holding company, and Norwest Bank Bloomington, since 1960. Most recently, he served as a Unit Controller for Norwest Corporation from 1986 to March 1988, supervising retail operations for Twin Cities Norwest banks, and from 1980 to 1986 he served as Senior Vice President of Administration and Chief Financial Officer for Norwest Bank Bloomington.

Mr. Laumann has been employed by the Company in various accounting capacities since 1975, serving as Controller from March 1981 to January 1994, when he was elected Treasurer and a Director.

Mr. Marino has been President and Chief Executive Officer of Applied Biometrics, Inc. since January 1994, and served as President and Chief Executive Officer of Biomedical Dynamics, a medical equipment manufacturer, from July 1984 to December 1993. Mr. Marino is also a director of Applied Biometrics, Inc.

COMMITTEE AND BOARD MEETINGS
The Company's Board of Directors has an Audit Committee which reviews the scope of the independent accountants' audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. During 1995 the Audit Committee, which consisted of John S. Strom and Joseph A. Marino, met twice. The Board also has a Stock Option Committee, whose members are Messrs. Marino and Strom, which was established in January 1996 for the purpose of administering the Company's employee stock plans. The Company does not have a nominating committee.

During 1995 the Board of Directors of the Company held four formal meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and of all Committees on which he served.

COMPENSATION OF DIRECTORS
Nonemployee directors receive $2,000 per year for their service on the Board. In addition, under the Company's 1987 Stock Option Plan, each person who is elected or reelected as a director at a shareholder meeting is automatically granted an option to purchase 4,500 shares of the Company's Common Stock at a price equal to the fair market value of the Company's Common Stock on the date of such meeting. On April 26, 1995, the Company granted options to purchase 4,500 shares to Messrs. Slattery, Peterson, Strom, Laumann and Marino, each of whom was reelected as a director at the 1995 annual meeting of shareholders. The options were issued at a price of $3.125 per share and expire on the earliest of (i) seven months after the Optionee ceases to be a director (unless the termination is because of death), (ii) one year after the death of the Optionee, or (iii) ten years after the date of grant.

                             CERTAIN TRANSACTIONS

In February 1991 the Company loaned the sum of $65,000 to James P. Slattery in order that Mr. Slattery could exercise a stock option under the Company's 1982 Stock Option Plan. Such loan is represented by a promissory note due in February 1998 and bearing interest, payable monthly, at a rate which is adjusted annually (currently 8.5%).

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
The following table sets forth information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chairman, President and Chief Executive Officer, the only executive officer whose salary and bonus for fiscal 1995 exceeded $100,000.

                                                                                      LONG-TERM COMPENSATION
                                                                               ------------------------------------
                                                ANNUAL COMPENSATION                     AWARDS              PAYOUTS
                                         ----------------------------------    ------------------------     -------
                                                                                             SECURITIES
                                                                               RESTRICTED    UNDERLYING
                                                               OTHER ANNUAL       STOCK       OPTIONS/       LTIP      ALL OTHER
                                         SALARY      BONUS     COMPENSATION     AWARD(S)        SARS        PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR       ($)        ($)           ($)            ($)           (#)          ($)        ($)(1)
---------------------------     ----     -------     ------    ------------     ---------    -----------    -------   ------------
James P. Slattery,              1995     159,285     67,296          0              0           4,500          0           9,582
 Chairman, President            1994     153,167     48,888          0              0           4,500          0           9,721
 and CEO                        1993     145,632     47,866          0              0           4,500          0          10,775

(1) Amounts reflect allocations to individual's accounts of Company contributions to the Employee Stock Ownership Plan and 401(k) Plan.

EMPLOYMENT AGREEMENTS
The Company has an employment agreement with Mr. Slattery which provides for a base salary (currently $165,500) subject to annual review, an annual bonus equal to 5% of net pre-tax profits of the Company's Controls Division and Microflame subsidiary and benefits as provided to all employees. In the event the Company terminates Mr. Slattery's employment for any reason other than for cause, or in the event of Mr. Slattery's voluntary termination or disability, the Company will pay him an amount equal to one year's base salary. In the event of certain changes in the corporate structure of the Company (including a merger, share exchange, reorganization or liquidation) or in the event the Company's shares cease to be publicly traded, the Company will pay Mr. Slattery two years' base salary. Upon Mr. Slattery's death, the Company will pay his spouse an amount equal to one year of Mr. Slattery's base salary.

OPTION/SAR GRANTS DURING 1995 FISCAL YEAR
The following table sets forth information regarding stock options granted to the named executive officer during the fiscal year ended December 31, 1995. The Company has not granted stock appreciation rights.

                      NUMBER OF
                      SECURITIES       % OF TOTAL
                      UNDERLYING      OPTIONS/SARS
                     OPTIONS/SARS      GRANTED TO      EXERCISE OR
                       GRANTED        EMPLOYEES IN     BASE PRICE     EXPIRATION
NAME                     (#)          FISCAL YEAR        ($/SH)          DATE
----                 ------------     ------------     -----------    ----------
James P. Slattery      4,500(1)            50%           $3.125       04/26/2005


(1)      Such option is exercisable in full as of April 26, 1995.

AGGREGATED OPTION/SAR EXERCISES DURING 1995 FISCAL YEAR
  AND FISCAL YEAR END OPTION/SAR VALUES
The following table provides information related to options exercised by the named executive officer during fiscal 1995 and the number and value of options held at fiscal year end.

                                                                              VALUE OF
                                                           NUMBER OF        UNEXERCISED
                                                          UNEXERCISED       IN-THE-MONEY
                                                        OPTIONS/SARS AT   OPTIONS/SARS AT
                                                          FY-END (#)         FY-END ($)
                     SHARES ACQUIRED       VALUE         EXERCISABLE/       EXERCISABLE/
NAME                 ON EXERCISE (#)    REALIZED ($)     UNEXERCISABLE     UNEXERCISABLE(1)
----                 ---------------    ------------     -------------     ----------------
James P. Slattery        -0-                -0-            40,500/0           $137,250/0

(1) These amounts represent the difference between the exercise price of the in-the-money options and the market price of the Company's Common Stock on December 29, 1995. The closing price of the Company's Common Stock on that day on the Nasdaq Stock Market was $7.00. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

                  APPROVAL OF 1996 EMPLOYEE STOCK PURCHASE PLAN
                                 (PROPOSAL #3)

GENERAL
On September 18, 1995, the Board of Directors adopted, subject to shareholder approval, the Company's 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan") and reserved 100,000 shares of the Company's Common Stock for issuance pursuant to the Plan. A general description of the basic features of the Stock Purchase Plan is presented below, but such description is qualified in its entirety by reference to the full text of the Stock Purchase Plan, a copy of which may be obtained without charge upon written request to Mark D.
Laumann, the Company's Treasurer.

DESCRIPTION OF THE STOCK PURCHASE PLAN

PURPOSE. The purpose of the Stock Purchase Plan is to encourage stock ownership by the Company's employees and in so doing to provide an incentive for the Company's employees to remain in the Company's employ, to improve operations, to increase profits and to contribute more significantly to the Company's success.

TERM. The term of the Stock Purchase Plan expires on December 31, 2000; provided, that the Board of Directors may extend the term of the Plan for such period as the Board deems advisable.

ADMINISTRATION. The Stock Purchase Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee"). The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to limit the number of shares that may be optioned under the Stock Purchase Plan during a phase.

ELIGIBILITY. All regular U.S. full-time or part-time employees (including officers) of the Company or any subsidiary are eligible to participate in any of the ten six-month phases of the Stock Purchase Plan. However, any employee who would own (as determined under the Internal Revenue Code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company will not be granted an option under the Stock Purchase Plan.

OPTIONS. Phases of the Stock Purchase Plan will commence in January and July of each calendar year or such other months as the Committee may determine, with the first phase beginning January 1, 1996. Before the commencement date of the phase, each participating employee must have elected to have from 1% to 10% of his or her compensation withheld over the pay periods in such phase. The percentage designated may be increased or decreased during a phase or discontinued entirely. Participants also have the right to withdraw all accumulated payroll deductions before the end of a phase. Based on the amount of salary deductions accumulated at the end of the phase, shares will be purchased from the account of each participant at the termination date of such phase (six months after the commencement date). In no event, however, may a participant receive a grant of shares which would cause the employee to own 5% or more of the Common Stock of the Company, nor may the total number of shares subject to a participant's options during a phase exceed 1,000. The purchase price to be paid by the employees will be the lower of the amount determined under Paragraphs A and B below:

         A. 85% of the closing price of the Company's Common Stock on the commencement date of the phase; or

         B. 85% of the closing price of the Company's Common Stock on the termination date of the phase.

As required by tax law, in any calendar year no employee may receive options under the Stock Purchase Plan for shares which have a fair market value in excess of $25,000 determined at the time such option is granted. Any funds not used to purchase shares will be carried over to the next phase unless the employee requests a withdrawal of such funds. No interest is paid by the Company on funds withheld and such funds are used by the Company for general operating purposes. If an employee terminates employment for any reason or dies before the end of a phase, all of the employee's accumulated payroll deductions will be paid to the employee or to his or her estate, as the case may be.

AMENDMENT. The Board of Directors may, from time to time, revise or amend the Stock Purchase Plan as the Board may deem proper and in the best interest of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code; provided, that no such revision or amendment may, without approval of the Company's shareholders, (i) increase the total number of shares for which options may be granted under the Stock Purchase Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events, (ii) modify requirements as to eligibility for participation in the Plan or (iii) materially increase the benefits accruing to participants under the Plan.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. Options granted under the Stock Purchase Plan are intended to qualify for favorable tax treatment to the employees under Sections 421 and 423 of the Internal Revenue Code. Employee contributions are made on an after-tax basis. The Company understands that under existing federal income tax provisions, if shares are purchased pursuant to the Stock Purchase Plan and are not disposed of by the participant within the two-year period after the date the option was granted nor within the one-year period after the date of transfer of the shares to the participant, and if the participant was an employee of the Company at all times from the date of grant of the option until the date of exercise of the option, then the participant will not realize any taxable income until the participant sells the shares and the Company will not be entitled to a deduction in connection with either the grant or exercise of the option.

PLAN BENEFITS. To date, no shares have been issued under the Stock Purchase Plan. Because participation in the Stock Purchase Plan is voluntary, the future benefits that may be received by participating individuals or groups under the Stock Purchase Plan cannot be determined at this time.

VOTE REQUIRED
The Board of Directors recommends that the shareholders approve the Employee Stock Purchase Plan. Approval of such resolution requires the affirmative vote of the greater of (i) a majority of the shares represented at the meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the meeting.

                              APPROVAL OF AUDITORS
                                  (PROPOSAL #4)

The Company's Board of Directors retained Schweitzer Rubin Karon & Bremer as its principal independent accountants for the fiscal year ended December 31, 1995 and has selected Schweitzer Rubin Karon & Bremer to serve as the Company's auditors for the fiscal year ending December 31, 1996. The Board of Directors desires that the selection of such auditors for the current fiscal year be submitted to the shareholders for approval. If the selection is not approved, the Board of Directors will reconsider its decision.

Representatives of Schweitzer Rubin Karon & Bremer are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement regarding financial and accounting matters of the Company, if they so desire, and will be available to respond to appropriate questions from the Company's shareholders.

                          ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995 accompanies this Notice of Annual Meeting and Proxy Statement. No part of such Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

                              SHAREHOLDER PROPOSALS

The Company did not receive from its shareholders any proposals for action at the meeting. Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the next annual meeting in calendar year 1997 must be received by the Company by November 22, 1996 to be includable in the Company's proxy statement and related proxy for the 1997 annual meeting.

                                  SOLICITATION

The cost of soliciting proxies, including the cost of preparing, assembling, and mailing the proxies and soliciting material, as well as the cost of forwarding the material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

                                 OTHER BUSINESS

Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ James P. Slattery
                                   James P. Slattery
                                   President

Dated: March 22, 1996
Minnetonka, Minnesota



                                                                      APPENDIX A


                              ELECTRO-SENSORS, INC.

                            PROXY FOR ANNUAL MEETING
                                 APRIL 25, 1996

The undersigned hereby appoints JAMES P. SLATTERY and PETER R. PETERSON, and each of them, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of the Common Stock of Electro-Sensors, Inc. registered in the name of the undersigned at the 1996 Annual Meeting of Shareholders of the Company to be held at the Decathlon Club, 1700 East 79th Street, Bloomington, Minnesota, at 2:00 p.m., local time, on April 25, 1996, and at any adjournment thereof. The undersigned hereby revokes all proxies previously granted with respect to such Meeting.

The Board of Directors recommends that you vote FOR each proposal.

1. Set number of directors at five.
                [ ]  FOR   [ ]  AGAINST   [ ] ABSTAIN

2. Elect five directors. (Nominees: J. Slattery, P. Peterson, J. Strom, M. Laumann, J. Marino)

   [ ] FOR all nominees listed above
       (except those whose names have been written on the line below)

   [ ] WITHHOLD AUTHORITY
       to vote for all nominees listed above

3. Approve 1996 Employee Stock Purchase Plan.
                [ ]  FOR   [ ]  AGAINST   [ ] ABSTAIN

                 (Continued, and to be signed, on reverse side)


                           (continued from other side)

4. Approve appointment of Schweitzer Rubin Karon & Bremer as independent auditors for the current fiscal year.
                [ ]  FOR   [ ]  AGAINST   [ ] ABSTAIN

5. Other Matters. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                    Date: _______________________________, 1996

                                    ___________________________________________
                                                     Signature
                                    ___________________________________________
                                            Signature if held jointly

                                    PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where proper, official position or representative capacity. For stock held in joint tenancy, each joint owner should sign.




                                                                      APPENDIX B





                              ELECTRO-SENSORS, INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN


                        ARTICLE I - ESTABLISHMENT OF PLAN

1.01 ADOPTION BY BOARD OF DIRECTORS. By action of the Board of Directors of Electro-Sensors, Inc. (the "Corporation") on September 18, 1995, and subject to approval by its shareholders, the Corporation has adopted an employee stock purchase plan pursuant to which eligible employees of the Corporation and certain of its Subsidiaries may be offered the opportunity to purchase shares of Stock of the Corporation. The terms and conditions of this Plan are set forth in this plan document, as amended from time to time as provided herein. The Corporation intends that the Plan shall qualify as an "employee stock purchase plan" under
         Section 423 of the Internal Revenue Code of 1986, as amended from time to time, (the "Code") and shall be construed in a manner consistent with the requirements of Code Section 423 and the regulations thereunder.

1.02 SHAREHOLDER APPROVAL AND TERM. This Plan shall become effective January 1, 1996, and shall terminate on December 31, 2000; provided, however, that the Plan shall be subject to approval by the shareholders of the Corporation within twelve (12) months after the Plan was adopted by the Board or, if earlier, at the next annual meeting of the shareholders, in the manner provided under Code Section 423 and the regulations thereunder; and provided, further that the Board of Directors may extend the term of the Plan for such period as the Board, in its sole discretion, deems advisable. In the event that the shareholders fail to approve the Plan at such annual shareholders' meeting, this Plan shall not become effective and shall have no force or effect.

                              ARTICLE II - PURPOSE

2.01 PURPOSE. The primary purpose of the Plan is to provide an opportunity for Eligible Employees of the Corporation to become shareholders of the Corporation, thereby providing them with an incentive to remain in the Corporation's employ, to improve operations, to increase profits and to contribute more significantly to the Corporation's success.

                            ARTICLE III - DEFINITIONS

3.01 "ADMINISTRATOR" means the Compensation Committee appointed by the Board of Directors. The Compensation Committee may, in its sole discretion, authorize the officers of the Corporation to carry out the day-to-day operation of the Plan. In its sole discretion, the Board may take such actions as may be taken by the Administrator, in addition to those powers expressly reserved to the Board under this Plan.

3.02 "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of Electro-Sensors, Inc.

3.03 "COMPENSATION" means the Participant's total compensation, including base pay, overtime and all bonuses.

3.04     "CORPORATION" means Electro-Sensors, Inc., a Minnesota corporation.

3.05 "ELIGIBLE EMPLOYEE" means any employee who is a United States full-time or part-time employee of the Corporation or one of its Subsidiaries whose customary employment is more than 20 hours per week and who, immediately prior to the commencement of a Phase, has been employed by the Corporation or Subsidiary for at least six (6) consecutive months.

3.06 "ENROLLMENT PERIOD" means the period determined by the Administrator for purposes of accepting elections to participate during a Phase from Eligible Employees.

3.07 Subject to the limitations set forth in Section 9.03, a "PARTICIPANT" means an Eligible Employee who has been granted an option and is participating during a Phase through payroll deductions.

3.08 "PHASE" means the period beginning on the date that the option was granted, otherwise referred to as the commencement date of the Phase, and ending on the date that the option is exercised, otherwise referred to as the termination date of the Phase.

3.09     "PLAN" means the Electro-Sensors, Inc. 1996 Employee Stock Purchase
         Plan.

3.10     "STOCK" means the voting common stock of the Corporation.

3.11 "SUBSIDIARY" means any corporation defined as a subsidiary of the Corporation in Code Section 424(f), or any successor provision, as of the effective date of the Plan, and such other corporations that qualify as subsidiaries of the Corporation under Code Section 424(f), or any successor provision, as the Board approves to participate in this Plan from time to time.


                           ARTICLE IV - ADMINISTRATION

4.01 ADMINISTRATION. Except for those matters expressly reserved to the Board pursuant to any provisions of the Plan, the Administrator shall have full responsibility for administration of the Plan, which responsibility shall include, but shall not be limited to, the following:

         (a) The Administrator shall, subject to the provisions of the Plan, establish, adopt and revise such rules and procedures for administering the Plan, and shall make all other determinations as it may deem necessary or advisable for the administration of the Plan;

         (b) The Administrator shall, subject to the provisions of the Plan, determine all terms and conditions that shall apply to the grant and exercise of options under this Plan, including, but not limited to, the number of shares of Stock that may be granted, the date of grant, the exercise price and the manner of exercise of an option. The Administrator may, in its discretion, consider the recommendations of the management of the Corporation when determining such terms and conditions;

         (c) The Administrator shall have the exclusive authority to interpret the provisions of the Plan, and each such interpretation or determination shall be conclusive and binding for all purposes and on all persons, including, but not limited to, the Corporation and its Subsidiaries, the shareholders of the Corporation and its Subsidiaries, the Administrator, the directors, officers and employees of the Corporation and its Subsidiaries, and the Participants and the respective successors-in-interest of all of the foregoing; and

         (d) The Administrator shall keep minutes of its meetings or other written records of its decisions regarding the Plan and shall, upon requests, provide copies to the Board.

                         ARTICLE V - PHASES OF THE PLAN

5.01 PHASES. The Plan shall be carried out in one or more Phases of six (6) months each. Unless otherwise determined by the Administrator, in its discretion, Phases shall commence on January 1 and July 1 of each calendar year during the term of the Plan, with the first Phase beginning January 1, 1996, and ending June 30, 1996. No two Phases shall run concurrently.

5.02 LIMITATIONS. The Administrator may, in its discretion, limit the number of shares available for option grants during any Phase as it deems appropriate. Without limiting the foregoing, in the event all of the shares of Stock reserved for the grant of options under Section 12.01 is issued pursuant to the terms hereof prior to the commencement of one or more Phases or the number of shares of Stock remaining is so small, in the opinion of the Administrator, as to render administration of any succeeding Phase impracticable, such Phase or Phases may be cancelled or the number of shares of Stock limited as provided herein. In addition, if, based on the payroll deductions authorized by Participants at the beginning of a Phase, the Administrator determines that the number of shares of Stock which would be purchased at the end of a Phase exceeds the number of shares of Stock remaining reserved under Section 12.01 hereof for issuance under the Plan, or if the number of shares of Stock for which options are to be granted exceeds the number of shares designated for option grants by the Administrator for such Phase, then the Administrator shall make a pro rata allocation of the shares of Stock remaining available in as nearly uniform and equitable a manner as the Administrator shall consider practicable as of the commencement date of the Phase or, if the Administrator so elects, as of the termination date of the Phase. In the event such allocation is made as of the commencement date of a Phase, the payroll deductions which otherwise would have been made on behalf of Participants shall be reduced accordingly.

                            ARTICLE VI - ELIGIBILITY

6.01 ELIGIBILITY. Subject to the limitations of Section 9.03, each employee who is an Eligible Employee on or immediately prior to the commencement of a Phase shall be eligible to participate in such Phase.


                           ARTICLE VII - PARTICIPATION

7.01 PARTICIPATION. Participation in the Plan is voluntary. An Eligible Employee who desires to participate in any Phase of the Plan must complete the Plan enrollment form provided by the Administrator and deliver such form to the Administrator or its designated representative during the Enrollment Period established by the Administrator prior to the commencement date of the Phase.

7.02 SUBSEQUENT PHASES. An Eligible Employee who elects to participate in a Phase of the Plan shall be deemed to have elected to participate in each subsequent Phase during that and all subsequent calendar years unless such Participant elects to discontinue payroll deductions during a Phase or exercises his or her right to withdraw amounts previously withheld, as provided under Article 10 hereof. In such event, such Participant must complete a change of election form or a new Plan enrollment form and file such form with the Administrator during the Enrollment Period prior to the next Phase with respect to which the Eligible Employee wishes to participate.

                   ARTICLE VIII - PAYMENT: PAYROLL DEDUCTIONS

8.01 ENROLLMENT. Each Eligible Employee electing to participate shall indicate such election on the Plan enrollment form and designate therein a percentage of such Participant's Compensation to be paid during the Phase. Such percentage shall be at least one percent (1%) but not more than ten percent (10%) of such Participant's Compensation to be paid during such Phase, or such other maximum percentage as the Administrator may establish from time to time, and must be designated in whole percentages. In order to be effective, such Plan enrollment form must be properly completed and received by the Administrator by the due date indicated on such form, or by such other date established by the Administrator.

8.02 PAYROLL DEDUCTIONS. Payroll deductions for a Participant shall commence on the first paycheck issued for the payroll period which begins on or immediately after the commencement date of the Phase and shall terminate on the last paycheck issued for the payroll period which begins on or immediately prior to the termination date of that Phase, unless the Participant elects to discontinue payroll deductions or exercises his or her right to withdraw all accumulated payroll deductions previously withheld during the Phase as provided in Article 10 hereof. The authorized payroll deductions shall be made over the pay periods of such Phase by deducting from the Participant's Compensation for each such pay period that percentage specified by the Participant in the Plan enrollment form.

         Unless the Participant elected to discontinue payroll deductions or exercised his or her right to withdraw all accumulated payroll deductions previously withheld during the preceding Phase (in which event the Participant must complete a change of election form or a new Plan enrollment form, as the case may be, to continue participation for any subsequent Phase), the Corporation shall continue to withhold from such Participant's Compensation the same designated percentage specified by the Participant in the most recent Plan enrollment form previously completed by the Participant for all subsequent Phases; provided, however, that the Participant may, if he or she so chooses, increase, decrease or discontinue payroll deductions for any or all such subsequent Phases by properly completing a change of election form during the Enrollment Period for such subsequent Phase and delivering such form to the Administrator by the due date for receipt of such forms for that Phase.

8.03 INCREASES OR DECREASES DURING A PHASE. In addition to the right to discontinue or withdraw payroll deductions during a Phase as provided in Article 10 and the right to increase or decrease or discontinue payroll deductions for subsequent Phases as provided in Section 8.02, a Participant may increase or decrease the percentage of Compensation designated to be deducted during a Phase by completing a change of election form and filing such form with the Administrator on or before the date that is thirty (30) days prior to the date of the last paycheck during that Phase, or on or before such other date established by the Corporation; provided, however, that the Participant may exercise the right to increase or decrease his or her payroll deductions only once during each Phase.

                              ARTICLE IX - OPTIONS

9.01 GRANT OF OPTION. Subject to Article 10, a Participant who has elected to participate in the manner described in Article VIII and who is employed by the Corporation or a Subsidiary as of the commencement date of a Phase shall be granted an option as of such date to purchase that number of whole shares of Stock determined by dividing the total amount to be credited to the Participant's account by the option price per share set forth in Section 9.02(a) below; provided, however, that in no event shall the total number of shares subject to all of the Participant's options during any phase exceed 1,000 shares of Stock, or such other number as the Board or Administrator may establish. The option price per share for such Stock shall be determined under Section
         9.02 hereof, and the number of shares exercisable shall be determined under Section 9.03 hereof.

9.02 OPTION PRICE. Subject to the limitations hereinbelow, the option price for such Stock shall be the lower of the amounts determined under paragraphs (a) and (b) below:

         (a) Eighty-five percent (85%) of the closing price for a share of the Corporation's Stock as reported on the NASDAQ National Market System or on an established securities exchange as of the commencement date of the Phase; or

         (b) Eighty-five percent (85%) of the closing price for a share of the Corporation's Stock as reported on the NASDAQ National Market System or on an established securities exchange as of the termination date of the Phase.

         In the event that the commencement or termination date of a Phase is a Saturday, Sunday or holiday, or in the event there was no trade of the Corporation's Stock on such applicable date, the amounts determined under the foregoing subsections shall be determined using the price as of the last preceding trading day.

         If the Corporation's Stock is not listed on the NASDAQ National Market System or on an established securities exchange, then the option price shall equal the lesser of (i) eighty-five percent (85%) of the fair market value of a share of the Corporation's Stock as of the commencement date of the Phase; or (ii) eighty-five percent (85%) of the fair market value of such stock as of the termination date of the Phase. Such "fair market value" shall be determined by the Board.

9.03     LIMITATIONS. No employee shall be granted an option hereunder:

         (a) Which permits his or her rights to purchase Stock under all employee stock purchase plans of the Corporation or its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time;

         (b) If such employee would own and/or hold, immediately after the grant of the option, Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any Subsidiary. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d), or any successor provision, of the Code shall apply.

         (c) Which, if exercised, would cause the limits established by the Administrator under Section 5.02 to be exceeded.

9.04 EXERCISE OF OPTION. Subject to a Participant's right to withdraw in the manner provided in Section 10.01, a Participant's option for the purchase of shares of Stock will be exercised automatically on the termination date of that Phase. However, in no event shall a Participant be allowed to exercise an option for more shares of Stock than can be purchased with the payroll deductions accumulated by the Participant during such Phase, whether or not the accumulated payroll deductions are less than the full percentage amount that such Participant elected to contribute at the beginning of such Phase.

9.05 DELIVERY OF SHARES. As promptly as practicable after the termination of any Phase, the Corporation's transfer agent or other authorized representative shall deliver to each Participant herein certificates for that number of whole shares of Stock purchased upon the exercise of the Participant's option. Any accumulated payroll deductions remaining after the exercise of the Participant's option pursuant to Section 9.04 above shall remain credited to the Participant's bookkeeping account and applied to the purchase of shares of Stock in the next succeeding Phase, unless the Participant requests a withdrawal of such amount pursuant to Section 10.01.

                            ARTICLE X - WITHDRAWAL OR
                     DISCONTINUATION OF PAYROLL WITHHOLDINGS

10.01 WITHDRAWAL. A Participant may request a withdrawal of all accumulated payroll deductions then credited to the Participant's bookkeeping account by completing a change of election form and filing such form with the Administrator. The Participant's request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives the Participant's properly completed change of election form. As soon as administratively feasible after the end of that Phase, all payroll deductions credited to a bookkeeping account for the Participant will be paid to such Participant, without interest, and no further payroll deductions will be made during that Phase or any future Phase unless the Participant completes a new Plan enrollment form as provided in Section 8.02 above. If the Participant requests a withdrawal, the option granted to the Participant under that Phase of the Plan shall immediately lapse and shall not be exercisable. Partial withdrawals of payroll deductions are not permitted.

         Notwithstanding the foregoing, in order to be effective for a particular Phase, the Participant's request for withdrawal must be properly completed and received by the Administrator on or before the date that is thirty (30) days before the date of the last paycheck during the Phase, or on or before such other date established by the Administrator. Requests for withdrawal that are received after that due date shall not be effective and no withdrawal shall be made, unless otherwise determined by the Administrator.

10.02 DISCONTINUATION. A Participant may also request that the Administrator discontinue any further payroll deductions that would otherwise be made during the remainder of the Phase by completing a change of election form and filing such form with the Administrator on or before the date that is thirty (30) days before the date of the last paycheck during the phase, or on or before such other date established by the Administrator. The Participant's request shall be effective as of the beginning of the next payroll period immediately following the date that the Administrator receives the Participant's properly completed change of election form. Upon the effective date of the Participant's request, the Corporation will discontinue making payroll deductions for such Participant for that Phase, and all future Phases, unless the Participant completes another change of election form as provided above.

                     ARTICLE XI - TERMINATION OF EMPLOYMENT

11.01 If a Participant's employment terminates with the Corporation for any reason, voluntarily or involuntarily, including by reason of retirement or death, the payroll deductions credited to such Participant's bookkeeping account for such Phase, if any, will be returned to the Participant (or, in the case of death, to the Participant's estate), without interest, and any options granted to such Participant under the Plan shall immediately lapse and shall not be exercisable. The return of such payroll deductions shall be made to the Participant (or to the Participant's estate) as soon as administratively practicable. In the event that such termination occurs near the end of a Phase and the Corporation is unable to discontinue payroll deductions for such Participant for his or her final paycheck(s), such deductions shall still be made but shall be returned to the Participant (or his or her estate) as provided herein. In no event shall the accumulated payroll deductions be used to purchase any shares of Stock.

         If the option lapses as a result of the Participant's death, any accumulated payroll deductions credited to the Participant's bookkeeping account will be paid to the Participant's estate, without interest. In the event a Participant dies after exercise of the Participant's option but prior to delivery of the Stock to be transferred pursuant to the exercise of the option under Section 9.04 above, any such Stock and/or accumulated payroll deductions remaining after such exercise shall be paid by the Corporation to the Participant's estate.

         The Corporation will not be responsible for or be required to give effect to the disposition of any cash or Stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provisions of any law concerning intestacy, or otherwise. No person shall, prior to the death of a Participant, acquire any interest in any Stock, in any option or in the cash credited to the Participant's bookkeeping account during any Phase of the Plan.

11.02 In the event that any Subsidiary ceases to be a Subsidiary of the Corporation, the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Section 11.01 hereof as of the date the Subsidiary ceased to be a Subsidiary of the Corporation.

                    ARTICLE XII - STOCK RESERVED FOR OPTIONS

12.01 One Hundred Thousand (100,000) shares of Stock, which may be authorized but unissued shares of the Corporation (or the number and kind of securities to which said 100,000 shares may be adjusted in accordance with Section 14.01 hereof) are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

12.02 The Participant shall have no rights as a shareholder with respect to any shares of Stock subject to the Participant's option until the date of the issuance of a stock certificate evidencing such shares as provided in Section 9.05. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Section 14.01 hereof.


                   ARTICLE XIII - ACCOUNTING AND USE OF FUNDS

13.01 Payroll deductions for Participants shall be credited to bookkeeping accounts established by the Corporation for each such Participant under the Plan. A Participant may not make any cash payments into such account. Such account shall be solely for bookkeeping purposes and shall not require the Corporation to establish any separate fund or trust hereunder. All funds from payroll deductions received or held by the Corporation under the Plan may be used, without limitation, for any corporate purpose by the Corporation, which shall not be obligated to segregate such funds from its other funds. In no event shall Participants be entitled to interest on the amounts credited to such bookkeeping accounts.

                       ARTICLE XIV - ADJUSTMENT PROVISION

14.01 Subject to any required action by the shareholders of the Corporation, in the event of an increase or decrease in the number of outstanding shares of Stock or in the event the Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or another corporation by reason of a reorganization, merger, consolidation, divestiture (including a spin-off), liquidation, recapitalization, reclassification, stock dividend, stock split, combination of shares, rights offering or any other change in the corporate structure or shares of the Corporation, the Board (or, if the Corporation is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in its sole discretion, shall adjust the number and kind of securities subject to and reserved under the Plan and, to prevent the dilution or enlargement of rights of those Eligible Employees to whom options have been granted, shall adjust the number and kind of securities subject to such outstanding options and, where applicable, the exercise price per share for such securities.

         In the event of the sale by the Corporation of substantially all of its assets and the consequent discontinuance of its business, or in the event of a merger, exchange, consolidation, reorganization, divestiture (including a spin-off), liquidation, reclassification or extraordinary dividend (collectively referred to as a "transaction"), after which the Corporation is not the surviving corporation, the Board may, in its sole discretion, at the time of adoption of the plan for such transaction, provide for one or more of the following:

         (a) The acceleration of the exercisability of outstanding options granted at the commencement of the Phase then in effect, to the extent of the accumulated payroll deductions made as of the date of such acceleration pursuant to Article 8 hereof;

         (b) The complete termination of this Plan and a refund of amounts credited to the Participants' bookkeeping accounts hereunder; or

         (c) The continuance of the Plan only with respect to completion of the then current Phase and the exercise of options thereunder. In the event of such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Corporation by reason of such transaction.

         In the event of a transaction where the Corporation survives, then the Plan shall continue in effect, unless the Board takes one or more of the actions set forth above. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                   ARTICLE XV - NONTRANSFERABILITY OF OPTIONS

15.01 Options granted under any Phase of the Plan shall not be transferable and shall be exercisable only by the Participant during the Participant's lifetime.

15.02 Neither payroll deductions granted to a Participant's account, nor any rights with regard to the exercise of an option or to receive Stock under any Phase of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Corporation may, at its option, treat such act as an election to withdraw in accordance with
         Section 10.01.

                     ARTICLE XVI - AMENDMENT AND TERMINATION

16.01 The Plan may be terminated at any time by the Board of Directors, provided that, except as permitted in Section 14.01 hereof, no such termination shall take effect with respect to any options then outstanding. The Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Corporation or as may be necessary to comply with Code Section 423, or any successor provision, or other applicable laws or regulations; provided, however, no such amendment shall, without the consent of a Participant, materially adversely affect or impair the right of a Participant with respect to any outstanding option; and provided, further, that no such amendment shall, unless the shareholders of the Corporation have approved the same, directly or indirectly:

         (a) increase the total number of shares for which options may be granted under the Plan (except as provided in Section 14.01 herein);

         (b) modify the group of Subsidiaries whose employees may be eligible to participate in the Plan or materially modify any other requirements as to eligibility for participation in the Plan; or

         (c) materially increase the benefits accruing to Participants under the Plan.

                             ARTICLE XVII - NOTICES

17.01 All notices, forms, elections or other communications in connection with the Plan or any Phase thereof shall be in such form as specified by the Corporation from time to time, and shall be deemed to have been duly given when received by the Participant or his or her personal representative or by the Corporation or its designated representative, as the case may be.